                                                                     EXHIBIT 2.1

                                                                   BUILD-TO-SUIT
                                                                    MULTI-TENANT
                                                                    [CALIFORNIA]




                                LEASE AGREEMENT

                                    BETWEEN

                  INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC.

                                  AS LANDLORD

                                      AND

                               I-FLOW CORPORATION

                                   AS TENANT

                                  LEASE INDEX


            Section             Subject
            -------             -------
             1                  Basic Lease Provisions
             2                  Demised Premises
             3                  Term
             4                  Base Rent
             5                  Security Deposit
             6                  Operating Expenses and Additional Rent
             7                  Use of Demised Premises
             8                  Insurance
             9                  Utilities
             10                 Maintenance and Repairs
             11                 Tenant's Personal Property; Indemnity
             12                 Tenant's Fixtures
             13                 Signs
             14                 [INTENTIONALLY OMITTED]
             15                 Governmental Regulations
             16                 Environmental Matters
             17                 Construction of Demised Premises
             18                 Permitted Delay
             19                 Tenant Alterations and Additions
             20                 Fire and Other Casualty
             21                 Condemnation
             22                 Tenant's Default
             23                 Landlord's Right of Entry
             24                 Lender's Rights
             25                 Estoppel Certificate
             26                 Landlord's Liability
             27                 Notices
             28                 Brokers
             29                 Assignment and Subleasing
             30                 Termination or Expiration
             31                 Late Payments
             32                 Rules and Regulations
             33                 Miscellaneous
             34                 Lease Date
             35                 Right of Refusal

            Exhibit "A"  Demised Premises
            Exhibit "A-1"  Common Area
            Exhibit "B"  Land
            Exhibit "C"  Prevailing Market Rate
            Exhibit "D"  Preliminary Plans and Specifications
            Exhibit "E"  Subordination, Non-Disturbance and Attornment Agreement

            Exhibit "F"  Rules and Regulations
            Exhibit "G"  Warranties
            Exhibit "H"  Permitted Hazardous Substances

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT (the "Lease") is made as of the "Lease Date" (as defined in Section 34) by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation ("Landlord"), and I-FLOW CORPORATION, a California corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).


                              W I T N E S S E T H:

         1. Basic Lease Provisions. The following constitute the basic provisions of this Lease:

                 (a)      Demised Premises: As defined in Section 2.

                 (b) Demised Premises Square Footage: Approximately 51,000 square feet (subject to adjustment pursuant to Section 17(d) of this Lease).

                 (c) Building Square Footage: Approximately 124,619 square feet (subject to adjustment pursuant to Section 17(d) of this Lease).

                 (d)      Annual Base Rent (subject to adjustment pursuant to
                          Section 17(d) of this Lease):

                                  Lease Years one (1) through five (5)
                                  $385,560.00

                                  Lease Years six (6) through ten (10)
                                  $428,400.00

                 (e) Monthly Base Rent Installments (subject to adjustment pursuant to Section 17(d) of this Lease):

                                  Lease Years one (1) through five (5)
                                  $32,130.00

                                  Lease Years six (6) through ten (10)
                                  $35,700.00

                 (f) Lease Commencement Date: The date of Substantial Completion (as defined in Section 17(f) of this Lease)

                 (g) Base Rent Commencement Date: One (1) month after the Lease Commencement Date

                 (h) Expiration Date: The date which is ten (10) years after the Lease Commencement Date

                 (i)      Term: Ten (10) years after the Lease Commencement Date

                 (j) Tenant's Operating Expense Percentage: 40.92% (subject to adjustment pursuant to Section 17(d) of this Lease)

                 (k) Security Deposit: $192,000.00 (subject to adjustment in accordance with Section 5)

                 (l) Permitted Use: (1) Storage, assembly, engineering, analysis, testing, product development, warehousing and distribution of products used primarily for providing healthcare and medical services (and storage, warehousing and distribution of components used in the assembly and manufacturing thereof), and general office (collectively, the "Primary Use"), and
                          (2) subject to the limitations
                          hereinafter specified, light manufacturing to the extent permissible under applicable laws and regulations of governmental authorities having jurisdiction over the Demised Premises, and general office use. The Permitted Use (a) shall never include any use prohibited by Section 16 of this Lease, (b) shall never, except as provided in Exhibit H, extend to or allow the use or storage of radioactive or biohazardous materials at the Demised Premises, (c) shall never include any heavy manufacturing, the manufacture or production of chemicals or petroleum (or distillates thereof) or any other use wherein a Hazardous Substance (as defined in Section 16) constitutes the principal or primary product of the business to be conducted at the Demised Premises, and (d) must not result in a material increase in the wear and tear on the Demised Premises, as compared to uses permitted from time to time for other tenants in the Building (as that term is defined in Section 2); and with respect to any Permitted Use other than the Primary Use, such Permitted Use must not, in the reasonable judgment of Landlord (taking into account any safeguards required pursuant to Section 16(d) of this Lease), result in a material increase in the risk of Contamination (as defined in Section 16) at the Demised Premises, as compared to the Primary Use. The Primary Use may be altered only in accordance with Section 7(a) of this Lease.

                 (m)      Address for notice:

                          Landlord:        Industrial Developments
                                              International, Inc.
                                           Monarch Tower
                                           3424 Peachtree Road, Suite 1500
                                           Atlanta, Georgia 30326
                                           Attn:  Vice President-Operations


                          Tenant:          Until Substantial Completion:

                                           I-FLOW Corporation
                                           2532 White Road
                                           Irvine, California  92614
                                           Attn:  James J. Dal Porto

                                           After Substantial Completion:

                                           I_FLOW Corporation
                                           20202 Windrow Drive
                                           Lake Forest, California __________
                                           Attn:  James J. Dal Porto

                          with a copy to:  Gibson, Dunn & Crutcher LLP
                                           Jamboree Center
                                           4 Park Plaza
                                           Irvine, California  92614-8557
                                           Attn:  Mark W. Shurtleff, Esq.

                 (n)      Address for rental payments:

                                           Industrial Developments
                                              International, Inc.
                                           P.O. Box 930199
                                           Atlanta, Georgia  31193

                 (o)      Broker:          CB Commercial Real Estate Group,
                                              Inc.

         2. Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, and upon all the terms and provisions of this Lease, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby lease and accept from Landlord the following (collectively, the "Demised Premises")(i) approximately 51,000 square feet of space (as outlined in red on Exhibit A attached hereto and incorporated herein), approximately 25,000 square feet of which is office space, located within a Building (the "Building") to be constructed by Landlord pursuant to
Section 17 of this Lease, which is to contain a total of approximately 124,619 square feet, on the land ("Land") described or depicted on Exhibit B attached hereto and incorporated herein, within Corridor Business Park (the "Project"), Orange County, California, which building has or will have a street address of 20202 Windrow Drive, Lake Forest, California; and (ii) a non-exclusive right to use, in common with other tenants of the Building (and the employees, guests and other invitees of such tenants),the Common Area (as defined in Section 6 hereof). Landlord shall provide within the Common Area, on a non-exclusive basis (except as hereinafter provided to the contrary in this Section 2), at least 2.5 parking spaces per 1,000 square feet of the Demised Premises. In addition, Landlord agrees that ten (10) parking spaces, to be identified in the Plans and Specifications (as defined in Section 17), shall be designated, by the posting of a sign, for the exclusive use by Tenant and its customers, employees and invitees. Landlord will have no duty or obligation to monitor or enforce the rights of Tenant with respect to the exclusive parking spaces; provided that Landlord will cooperate with Tenant, at no expense to Landlord, in reasonable efforts by Tenant to enforce such right of Tenant. A failure by other tenants in the Building and their customers, invitees and employees to observe the exclusive parking rights of Tenant under this Section 2 will never constitute a default by Landlord under this Lease.

         3. Term. To have and to hold the Demised Premises for a preliminary term (the "Preliminary Term") commencing on the Lease Date and ending on the Lease Commencement Date, and a primary term (the "Primary Term") commencing on the Lease Commencement Date and ending on the Expiration Date, as the Lease Commencement Date and the Expiration Date are established pursuant to
Section 17; provided that if the Lease Commencement Date is a day other than the first day of a calendar month, the Primary Term shall expire ten (10) years after the first day of the first full calendar month after the Lease Commencement Date and shall, accordingly, include the period between the Lease Commencement Date and the end of the calendar month in which the Lease Commencement Date occurs. The Preliminary Term, the Primary Term, and any and all renewals extensions thereof, are herein referred to collectively as the "Term"

                 3.1      Renewal Option.

                 (a) Provided that no Event of Default (as defined in Section 22) has occurred and is then continuing, Tenant shall have the right and option to extend the Primary Term of this Lease for one (1) additional period of five (5) years (the "Renewal Term") in accordance with this Section
3.1. The option for the Renewal Term may be exercised by Tenant by written notice given to Landlord not less than six (6) months prior to the end of the Primary Term. Subject to the terms of subsection (b) of this Section 3.1, all of the terms and provisions of this Lease shall govern and be applicable to the Renewal Term: (except that (i) the one (1) month of rent-free occupancy immediately after the Lease Commencement Date shall not be applicable, and (ii) Landlord shall have no obligation to construct any improvements or grant any rental abatement, allowances or other concessions of any nature granted for the Primary Term), if Tenant timely exercises its right to extend the Term in accordance with this subsection (a).

                 (b) Tenant shall pay to Landlord as Annual Base Rent during the Renewal Term, in lawful money of the United States commencing at the commencement of the Renewal Term, a per annum sum equal to ninety-five percent (95%) of the product obtained by multiplying the square footage of the Demised Premises times an amount equal to the "Prevailing Market Rate" (as defined and calculated in the manner set forth in Exhibit C attached to this Lease and incorporated herein by reference), provided that Annual Base Rent during any such Renewal Term shall in no event be less than 68.4 cents per square foot of the Demised Premises per month; the Monthly Base Rent Installments will be an amount equal to one-twelfth (1/12th) of the per annum sum established above.

         4. Base Rent. Tenant shall pay to Landlord at the address set forth in Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d), payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term; provided, however, that Tenant shall receive a credit against the first monthly Base Rent Installment in the amount of $15,000.00, representing pre-paid rent previously paid by Tenant to Landlord pursuant to a separate agreement (the "Pre-Paid Rent"). If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the period between the Base Rent Commencement Date and the first day of the following calendar month.

                 4.1 Landlord is providing to Tenant, in the manner described in the Preliminary Plans, an allowance of $13.33 per square foot of the Demised Premises ("Maximum Construction Allowance") for the installation of certain improvements for Tenant at the Demised Premises ("Allowance Work"). Landlord will describe with reasonable specificity, in Exhibit D attached to this Lease, the scope of Landlord's Work (as defined in Section 17), for the purpose of allowing Tenant to differentiate between the Landlord's Work, which is being performed at the expense of Landlord, and the work which is chargeable against the Maximum Construction Allowance. The Base Rent set forth in Sections 1(d) and 1(e) of this Lease has been calculated on the assumption that the full amount of the Maximum Construction Allowance will be utilized by Tenant. Landlord and Tenant have agreed that if Tenant does not utilize the full Maximum Construction Allowance, Base Rent will be decreased in the manner provided in this Section 4.1; provided, however, that the Allowance Saving (as hereinafter defined) shall in no event exceed $3.33 per square foot of the Demised Premises.

                 If Tenant does not use the full amount of the Maximum Construction Allowance, the difference between the amount of the Maximum Construction Allowance actually used and the full Maximum Construction Allowance is referred to herein as the "Allowance Savings". Subject to the limitation set forth in the immediately preceding paragraph, the Base Rent shall be reduced by an amount sufficient to amortize fully the Allowance Savings, at 11% per annum ("Amortization Rate"), in equal monthly installments over the Primary Term. The amount, if any, of a reduction in the Base Rent pursuant to this paragraph shall remain constant throughout the Primary Term and shall not escalate at the commencement of the 6th Lease Year.

         If the cost of the Allowance Work exceeds the Maximum Construction Allowance, Landlord agrees to fund the payment of such increased cost up to an absolute maximum of $100,000.00 ("Maximum Excess Allowance"), and the Base Rent (and Monthly Base Rent Installments) will be increased in the manner hereinafter described in this Section 4.1 in order to repay Landlord in full for the costs so paid by Landlord. Nothing contained in this Section 4.1 creates or implies any duty or obligation of Landlord to approve Change Orders (as defined in Section 17), except in accordance with Section 17. The amount actually paid by Landlord from the Maximum Excess Allowance is hereinafter referred to as the "Actual Excess Allowance". After the amount of the Actual Excess Allowance (in any event not greater than the Maximum Excess Allowance) has been paid by Landlord, the Base Rent and the Monthly Base Rent Installments shall increase in the following manner:

                 Tenant shall repay to Landlord the Actual Excess Allowance by increasing the Monthly Base Rent Installments during the Primary Term, beginning on the first day of the first full calendar month after the amount of the Actual Excess Allowance is paid, by an amount equal to the level monthly payment of principal and interest that would amortize a principal amount equal to the Actual Excess

         Allowance over the number of months remaining in the Primary Term at an interest rate of eleven percent (11%) per annum.

                 All amounts payable by Tenant pursuant to this Section 4.1 to amortize the Actual Excess Allowance shall remain constant throughout the Primary Term and shall not increase at any time during the Primary Term; the Actual Excess Allowance must, in all events, be fully repaid by Tenant to Landlord by the end of the Primary Term (including, without limitation, the unamortized balance thereof upon termination of this Lease as a result of an Event of Default).

                 After a final determination is made pursuant to this Section
4.1 regarding any adjustment of Base Rent for Allowance Savings or expenditure of the Actual Excess Allowance, Landlord and Tenant shall, upon request of Landlord or Tenant, execute and deliver an amendment and restatement of this Lease which will (i) adjust appropriately the rental amount specified in Sections 1(d) and 1(e) and (ii) delete this Section 4.1 in its entirety and any reference elsewhere in this Lease to the provisions of this Section 4.1.

         5. Security Deposit. Simultaneously with execution of this Lease Tenant will pay to Landlord the sum set forth in Section (k) of the Basic Lease Provisions as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. The Security Deposit will not bear interest and may be commingled with other funds of Landlord. In the event that Tenant is in default under this Lease, or fails to perform any of the terms, provisions and conditions of this Lease, Landlord may use, apply, or retain the whole or any part of the security so deposited for the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of the Tenant's default or failure to perform, including, but not limited to, any damages or deficiency in the reletting of the Demised Premises; provided, however, that any such use, application or retention by Landlord of the whole or any part of the Security Deposit shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that, notwithstanding such use, application or retention, Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise. In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after compliance has been ascertained by Landlord and after delivery of possession of the Demised Premises to Landlord. In the event of a sale of the Building, Landlord shall transfer the Security Deposit to the purchaser, and Landlord shall thereupon be released from all liability for the return of such
Security Deposit.   Tenant shall look solely to the new Landlord for the return of such security deposit. Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. Tenant shall have the right, at the option of Tenant and in the manner hereinafter provided in this Section 5, to substitute a letter of credit for the cash deposit which constitutes the Security Deposit. The letter of credit shall be issued by a bank having, at all times during the Term, an office in the continental United States, having a creditworthiness reasonably acceptable to Landlord, shall be irrevocable and unconditional except for a requirement that Landlord execute and deliver a certificate stating that Tenant is in default under this Lease, shall be expressly transferable by Landlord to any person or entity who succeeds to the interest of Landlord under the Lease, shall permit multiple drawings and shall otherwise be in a form reasonably acceptable to Landlord. Tenant will be responsible for payment of any fee charged by the bank issuing the letter of credit for each transfer of the letter of credit to an assignee of the interest of Landlord under this Lease. The letter of credit, which shall be issued not more frequently than annually, shall have an expiration date which is not less than sixty (60) calendar days following the first day of the Lease Year next following the date on which the letter of credit is delivered. Not less than ten (10) calendar days preceding the expiration date of any letter of credit which is being held by Landlord pursuant to this Section 5, Tenant shall deliver to Landlord either a new letter of credit satisfying the requirements of this Section or cash in the required amount; provided that Tenant shall also have the right and option to include provisions in the letter of credit which will effect automatic renewal. A failure by Tenant to deliver a new or renewal letter of credit (or cash in lieu thereof) in accordance with this Section 5 shall be an Event of

Default as to which no written notice or opportunity to cure shall be required. Provided that no Event of Default has occurred and is then continuing, and no facts or circumstances exist which, with the giving of notice or the passage of time, or both, would give rise to an Event of Default, the amount of the Security Deposit will, as of the first day of the fourth (4th) Lease Year, automatically be reduced from $192,000.00 to $96,000.00. If the Security Deposit is then being held by Landlord in cash, Landlord shall, within ten (10) business days after receipt of written request from Tenant, refund to Tenant the sum of $96,000.00. If Landlord is then holding a letter of credit for the Security Deposit, Tenant shall have the right to cause the letter of credit to be endorsed or amended, or reissued, to reduce the face amount thereof to $96,000.00. Landlord shall execute such documents as the issuing bank may reasonably require to confirm the reduction in the face amount of the letter of credit. Provided that no Event of Default has occurred and is then continuing, and no facts or circumstances exist which, with the giving of notice or the passage of time, or both, would give rise to an Event of Default, the Security Deposit will, as of the first day of the sixth (6th) Lease Year, automatically be reduced from $96,000.00 to $35,700.00, which shall be the amount of the Security Deposit for the remainder of the Term; provided that, upon such reduction, the Security Deposit must be cash only and not a letter of credit.. If the Security Deposit is then being held by Landlord in cash, Landlord shall, within ten (10) business days after receipt of written request from Tenant, refund to Tenant the sum of $60,300.00. If Landlord is then holding a letter of credit for the Security Deposit, Tenant must deliver to Landlord, within ten
(10) business days after the commencement of the sixth (6th) Lease Year, $35,700.00 in cash, as the Security Deposit, and Landlord will, within three
(3) business days after receipt of such cash deposit, return the original letter of credit to Tenant.

         6.      Operating Expenses and Additional Rent.

                 (a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). "Operating Expenses" shall be defined as all expenses incurred by Landlord for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith, as designated on Exhibit A-1 attached hereto (collectively, the "Common Area"), in good order, condition and repair, including but not limited to, utilities for the Common Area, expenses associated with the driveways and parking areas (including sealing and restriping of the parking area and trash removal) located in the Common Area, security systems, lighting facilities, landscaped areas, walkways, directional signage, curbs and drainage facilitiesfor the Building or the Common Area, all charges assessed against or attributed to the Land or the Building pursuant to the Declaration of Protective Covenants for Corridor Business Park ("Protective Covenants"), property management fees [provided that any such management fees to a parent, subsidiary or affiliate of Landlord shall be at competitive rates in the Market Area (as defined in Exhibit C attached hereto)], all real property taxes and special assessments imposed upon the Land (on an accrual basis), all insurance premiums paid by Landlord with respect to the Building and the Common Area (but subject to the limitations set forth in Section 6(e), below), and costs of improvements to the Building required by any future law, ordinance or regulation enacted after the Lease Date and applicable to the Building generally (and not because of the particular use of the Building by a particular tenant, such costs to be borne by such tenant and not to be included within Operating Expenses), which cost shall be amortized on a straight line basis over the useful life of such improvement, as determined by generally accepted accounting principles consistently applied, to the extent applicable, or as otherwise reasonably determined by Landlord. Operating Expenses shall not include expenses for the costs of any maintenance, repair or replacement required to be performed by Landlord at its own expense under Section (10)(b). Notwithstanding anything in this Section 6 or elsewhere in this Lease to the contrary, the amount of Operating Expenses actually payable by Tenant for the first year following the Lease Commencement Date, i.e., the total Operating Expenses for the Building multiplied by the Tenant's Operating Expense Percentage, shall not exceed $.1290 per square foot per month. The limitation imposed by the immediately preceding sentence shall have no effect on Operating Expenses for the period following the first anniversary of the Lease Commencement Date. Landlord shall use reasonable diligence to incur Operating Expenses in a manner which is consistent with the operation of similar buildings of comparable age and quality in the Market Area.
Further, Operating Expenses shall not include (1) the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or are made with respect to improvements made to comply with future laws, ordinances or regulations as described above, (2) the costs of improvements to the Building required by any law, ordinance or regulation in existence on or before the Lease Date and applicable to the Building generally (and not because of the particular use of the Building by a particular tenant), (3) depreciation, interest and principal payments on mortgages and other debt costs, (4) real estate brokers' leasing commissions or compensation, (5) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise, (6) the cost of any service or improvements furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder, (7) advertising and promotional expenses, (8) federal or other income and franchise taxes of Landlord, (9) compensation paid to any employee of Landlord other than the property management fee allowed hereunder,
(10) any amount paid by Landlord to a parent, subsidiary or affiliate of Landlord for any product or service in excess of the cost of such product or service reasonably obtainable in the Market Area from persons unrelated to Landlord and (11) costs incurred by Landlord to study, remove or remediate Hazardous Substances at the Building or in the Common Areas (provided that the exclusion of such costs from Operating Expenses is not intended to modify in any way the provisions of Section 16 of this Lease); the costs described in the foregoing items (1) through (11) shall be the sole and exclusive responsibility of Landlord. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure being referred to as "Tenant's Operating Expense Percentage" and set forth in Section 1(j)). Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each calendar year and shall provide such estimate to Tenant) prior to or with reasonable promptness after the beginning of each calendar year during the Term. Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall, at the option of Tenant (so long as no Event of Default has occurred and is then continuing), credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant. If the Lease Commencement Date shall fall on a day other than the first day of the calendar year, and/or if the Expiration Date shall fall on a day other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.

                 (b) Any amounts required to be paid by Tenant under this Lease and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent". Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

                 (c) If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease. Tenant shall have no responsibility for any income tax of any nature payable by Landlord. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

                 (d) Landlord shall maintain accurate books and records relating to Operating Expenses and shall, upon written request of Tenant, provide reasonable supporting documentation for any item of cost which is a component of Operating Expenses. If Landlord's calculation of Tenant's share of Operating Expenses for any calendar year is shown to be incorrect as a result of an audit by Tenant, then Tenant shall be entitled to a credit against future Base Rent for said overpayment (or a refund of any overpayment if the Term has expired), or Tenant shall pay to Landlord the amount of any underpayment, as the case may be. The books and records of Landlord pertaining to the determination of Operating Expenses for any calendar year may be audited by Tenant or its representatives, at the expense of Tenant and during normal business hours at the offices of Landlord located at 3343 Peachtree Road, Suite 1050, Atlanta, Georgia 30326 at any time within thirty-six (36) months following the end of the calendar year for which the audit is to be performed; provided that Tenant shall give Landlord not less than ten (10) days prior written notice of the intent of Tenant to conduct the audit. If any such audit by Tenant establishes that Landlord's calculation of Tenant's share of Operating Expenses for the audited calendar year resulted in an overpayment by more than ten percent (10%) of Tenant's actual share, Landlord shall pay the reasonable and actual fees and expenses of Tenant's independent auditors, if any, conducting said audit.

                 (e) Landlord and Tenant agree that the obligation of Tenant to pay Tenant's Percentage Share of insurance premiums incurred by Landlord for insurance covering loss or damage to the Building from earthquake ("Earthquake Coverage") shall be subject to the following additional terms and conditions:

                 (1) The premium which will be paid by Landlord for Earthquake Coverage for the Building during the first Lease Year, and included in Operating Expenses, will be $13,159.77 ("Initial Earthquake Premium"). Landlord shall not be entitled to include in Operating Expenses any premium payable for Earthquake Coverage in excess of the Maximum Earthquake Premium (as that term is hereinafter defined). The term "Maximum Earthquake Premium" shall, during the first five (5) Lease Years, be the sum of $19,739.65, and thereafter during the Term shall be the sum of $23,029.60. If, at any time during the Term, the premium for Earthquake Coverage will exceed the Maximum Earthquake Premium, Landlord shall have the right, at its option, to elect either to (i) pay the portion of the proposed premium for Earthquake Coverage in excess of the Maximum Earthquake Premium, and thereby maintain Earthquake Coverage in effect (and such excess may not be included in Operating Expenses payable by Tenant) or (ii) elect not to pay such excess and allow Earthquake Coverage for the Building to lapse. Nothing in this Lease shall be construed to impose upon Landlord any obligation to maintain Earthquake Coverage, whether or not the premium is less than the Maximum Earthquake Premium.

                 (2)      If Earthquake Coverage terminates in accordance with
         (1) above, Tenant shall, commencing on the date of expiration of the last policy providing Earthquake Coverage, pay to Landlord, as Additional Rent and in the same manner as Tenant's Percentage Share of Operating Expenses, an amount of money equal to Tenant's Percentage Share of the Maximum Earthquake Premium which would then be in effect. Tenant shall continue to make such payment to Landlord so long as Earthquake Coverage is not in effect, in accordance with the provisions of subsection (1), above, in monthly installments thereafter during the Term. The amounts, if any, which may be paid by Tenant to Landlord pursuant to this subsection (2), in the aggregate, are hereinafter sometimes referred to as the "Alternate Earthquake Payment". The Alternate Earthquake Payment shall be retained or disbursed by Landlord in accordance with the provisions of this subsection (2). If this Lease terminates as a result of the occurrence of an Event of Default (or if this Lease is rejected by a Bankruptcy Court as a result of a filing by Tenant of any form of bankruptcy proceeding), all rights of Tenant in and to the Alternate Earthquake Payment shall automatically and fully expire and Landlord shall retain the Alternate Earthquake Payment in full. Tenant acknowledges and agrees that the Alternate Earthquake Payment does not constitute any form of security for the performance by Tenant of its obligations under this Lease and is intended to compensate Landlord for the risk of the occurrence of an earthquake damaging the Demised Premises when no Earthquake Coverage is in effect and to provide a reserve for the repair of uninsured earthquake damage. Accordingly, if the Demised Premises are damaged by an earthquake during the Term and this Lease terminates pursuant to Section 20, Landlord shall be obligated to refund to Tenant in full the Alternate Earthquake Payment within thirty (30) calendar days after the date of termination. If the Demised Premises are damaged by an earthquake during the Term and this Lease does not terminate pursuant to Section 20, or no damage by earthquake occurs during the Term, Landlord shall retain the Alternate Earthquake Payment in full.

         7.      Use of Demised Premises.

                 (a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(l) and for no other purpose. Notwithstanding anything to the contrary in this Lease, if Tenant or any permitted assignee or subtenant desires to use the Demised Premises for a Permitted Use other than the Primary Use, Tenant shall submit to Landlord a written request setting forth in detail the nature of the additional or altered Permitted Use proposed by Tenant or a permitted or proposed assignee or subtenant. Landlord agrees that Landlord may not withhold its consent to the proposed additional or altered Permitted Use, subject to the condition that the proposed additional or altered Permitted Use must comply with the requirements and conditions of
Section 1(l) of this Lease. Landlord shall, within ten (10) business days after receipt of the written notice from Tenant regarding a proposed alteration of the Primary Use, give written notice to Tenant confirming whether or not Landlord considers the proposed additional or altered use to be a Permitted Use which complies with Section 1(l). If the written notice from Landlord confirms a determination by Landlord that the proposed use is not a Permitted Use, the reasons for such determination shall be set forth in reasonable detail. If Landlord fails to give any written notice to Tenant within such ten (10) business- day period, Landlord will be deemed to have determined that the proposed additional or altered use is a Permitted Use.

                 (b) Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste of or within the Demised Premises.

                 (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same. Notwithstanding the foregoing, Landlord hereby acknowledges and agrees that Tenant shall have the right to install and maintain, at Tenant's sole cost and expense, up to two (2) air compressors in the Common Area adjacent to the trash enclosure at the east end of the Demised Premises, which air compressors shall be enclosed in block walls and otherwise installed pursuant to plans and specifications reasonably satisfactory to Landlord; provided that in the event such air compressors generate excessive noise, as reasonably determined by Landlord, Tenant shall, at its own expense, fully enclose (i.e., install a roof or other suitable cover in addition to the block walls) such air compressors at Landlord's request. Any noise generated by the air compressors will not be deemed to have violated the Rules and Regulations (as defined in Section 32), regardless of any provsion thereof, so long as Tenant complies with the provisions of this Section 7(c).

                 (d) Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder.

                 (e) In the event insurance premiums pertaining to the Demised Premises, the Building, or the common areas, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

         8.      Insurance.

                 (a) Tenant covenants and agrees that from and after the date of delivery of the Demised Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, liability insurance in the commercial general liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), with combined single limit coverage of not less than $3,000,000.00 and with a general aggregate limit of not less than $7,000,000.00 for each policy year. The insurance coverage required under this Section 8(a) shall, in addition, extend to any liability of Tenant arising out of the indemnities by Tenant provided in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

                 (b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A-," in the most current available "Best's Insurance Reports", with a financial size reasonably consistent with the size and nature of the risk being insured and licensed to do business in the state in which the Building is located. Each and every such policy:

                          (i) (other than the products liability insurance required hereinabove) shall name Landlord as well as Mortgagee, as defined in Section 24, and any other party reasonably designated by Landlord, as an additional insured, to the extent of the obligations of Tenant to Landlord under this Lease which are insurable;

                          (ii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

         A certificate of each and every such policy shall be delivered to Landlord prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate; with respect to any certificates of insurance delivered pursuant to this subsection, Tenant shall, upon written request of Landlord, provide the Landlord within thirty (30) days a copy of the provisions of the policy evidenced by the certificate which govern or limit the coverage for the Demised Premises, certified by the carrier or its agent to be correct and complete; renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                 (c) Landlord shall maintain during the Term, with such deductible as Landlord in its sole judgment determines advisable, insurance on the "all-risk" or equivalent form on a replacement cost basis against loss or damage to the Building. Such insurance shall be in the amount of 100% of the replacement value of the Building, excluding foundations. Landlord shall also maintain during the Term, such commercial general liability insurance, rent loss insurance and other insurance as Landlord deems necessary or desirable, covering the Building, including the Demised Premises. The premiums for all such insurance shall be included in Operating Expenses. Landlord, upon written request from Tenant, shall provide to Tenant a certificate showing such insurance to be in effect.

                 (d) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, to the extent (but only to the extent) that such loss or damage is actually covered by fire and extended coverage insurance required to be carried by Landlord pursuant to subsection (c). Landlord and Tenant each agree that, to the extent a waiver of subrogation is obtainable from their respective insurance companies insuring the property of either Landlord or Tenant, waiving any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be, for any such loss, such waiver of subrogation shall be contained in their respective policies. If Tenant elects not to insure its personal property and contents (including inventory) within the Demised Premises, Tenant shall conclusively be deemed to have waived any claim against or recovery from Landlord to the extent that any such claim or recovery would have been covered by an "all risks" casualty insurance policy for such personal property and contents and therefore would have been within the scope of a waiver of subrogation contained in such policy of insurance.

         9. Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises. To the extent reasonably possible, such utilities shall be separately metered and billed to Tenant; provided that electric and telephone service must, in any event, be separately metered. Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord's actual cost. In the event Tenant's use of any utility not separately metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant's expense, and bill Tenant for Tenant's actual use. If Tenant fails to pay any utility bills or charges which are due Landlord, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and, in such event, the amount of such payment, together with interest thereon at the Interest Rate (as defined in Section 32) from the date of such payment by Landlord will be added to Tenant's next due payment as Additional Rent.

         10.     Maintenance and Repairs.

                 (a) Subject to the obligations of Landlord under subsection (b), below, Tenant shall, at its own cost and expense, maintain in good condition and repair, and replace as necessary, the interior of the Demised Premises, including but not limited to the electrical systems (i.e., Tenant's electrical panel within the common electrical room within the Building, and all electrical lines, systems and related facilities running therefrom into or located within the Demised Premises), heating, air conditioning and ventilation systems, glass, windows and doors. Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant's obligations to repair and maintain the Demised Premises shall include, without limitation, all fixtures, interior walls, floor slab (except to the extent expressly provided in Section 10(b) below) and floor coverings, ceilings, windows, doors, storefronts, plate glass, skylights (subject to the limitations provided in Section 10(b), below), lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance and repair as is the obligation of Landlord pursuant to Section 10(b). Tenant's obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, its agents, employees or contractors, which shall be the responsibility of Landlord.

                 (b) Landlord acknowledges and agrees that, during the Warranty Period (as defined in subsection (c), below), Landlord shall be responsible for performing all repairs and maintenance of the Landlord's Work (as defined in Section 17), other than repairs and maintenance required because of the act or negligence of Tenant (or its employees, agents or contractors) or third parties other than Landlord (or its employees, agents or contractors), including improper operation or misuse, or normal wear and tear. After the end of the Warranty Period, Landlord shall, at its own cost and expense, remain responsible for (i) maintaining in good condition and repair the roof, foundation and structural frame (including the structural integrity of the exterior walls) of the Building, (ii) maintaining the floor slab within the Demised Premises to the extent necessary as a result of a failure of the floor slab to comply with the Plans and Specifications (as defined in Section 17) or as a result of settlement which materially impairs the structural integrity of the floor slab or use of the Demised Premises by Tenant in accordance with this Lease, and (iii) the cost of curing any material non-compliance with the Plans and Specifications. The obligation of Landlord to maintain the roof will include the repair of any leaks which occur through or around skylights (but not the repair or replacement of the skylight itself, which is the responsibility of Tenant under Section 10(a). Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant, the cost of which shall be the responsibility of Tenant.

                 (c) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the completion of the improvements to the Demised Premises in accordance with Section 17 will be of good quality and new, and that during the one (1) year period following the Lease Commencement Date ("Warranty Period"), such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the Plans and Specifications (the foregoing warranty by Landlord being referred to in this Lease as the "Landlord's Warranty"). The Landlord's Warranty shall exclude damages or defects caused by abuse by Tenant, its employees, invitees, licensees, contractors and agents, improper or insufficient maintenance by Tenant, improper operation by Tenant, or normal wear and tear under normal usage. Landlord shall grant to Tenant, until the expiration or earlier termination of the Term, without recourse or warranty, a non-exclusive right during the Term to exercise Landlord's rights under any warranties obtained with respect to the heating, ventilation and air conditioning system, or any other portions of the improvements within the Demised Premises required to be maintained or repaired by Tenant pursuant to this Lease, which extend beyond the Warranty Period. To Landlord's knowledge, the warranties in existence as of the Lease Date to which the immediately preceding sentence might apply are listed on Exhibit "G" attached hereto and incorporated herein.

                 (d) Landlord shall not be in default unless it fails to perform the obligations required of it by this Lease within thirty (30) days after written notice ("Initial Notice") from Tenant specifying which obligation Landlord has failed to perform; provided, however, that if the nature of the specified obligation is such that more than thirty (30) days are reasonably required to complete its cure, then Landlord shall not be in default if it commences to cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion. As to Landlord's maintenance and repair obligations hereunder, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in the Initial Notice within said thirty (30) day period, Tenant, may, at its option, undertake to cure such default. If Tenant elects to cure said default as aforesaid, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant's contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant's contractor shall be adequately insured and of good reputation. Landlord shall reimburse Tenant for the reasonable, actual cost of said cure upon receipt of adequate bills or other supporting evidence substantiating said cost, less any amounts otherwise reimbursable to Tenant under any insurance policies carried by Tenant. If such payment has not been received by Tenant within thirty (30) calendar days after written request therefor, Tenant may set off such cost against installments of Base Rent or other amounts payable to Landlord under this Lease. Once Tenant has fully set off all of such costs, Landlord shall no longer be deemed to in default under this Lease with respect to the event or condition that was the subject of the setoff.

         11.     Indemnity.   All of Tenant's personal property in the Demised
Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any acts or negligence or willful misconduct of any third persons, or any act of God, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. As to personal injury or property damage (including personal property of Tenant), Landlord shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord harmless in all such cases, except to the extent occasioned by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant further agrees to reimburse Landlord for any reasonable costs or expenses, including, without limitation, attorneys' fees which Landlord may actually and reasonably incur in investigating, handling or litigating any such claim against Landlord by a third person. Tenant shall have the option to defend Landlord with counsel selected by Tenant and reasonably acceptable to Landlord. Notwithstanding the foregoing, Tenant shall have no liability for any suit or claim arising in connection with Landlord's Work (as defined in Section 17).

         12. Tenant's Fixtures and Personal Property. Tenant shall have the right to install in the Demised Premises trade fixtures and personal property required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures and personal property from time to time during and upon termination of this Lease, provided Tenant is not then in default under the terms of this Lease and any applicable grace period has not expired with the default having not been cured; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures or personal property.

         13. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, such approval not to be unreasonably withheld, delayed or conditioned, subject always to the condition that all signs must conform to all applicable laws and
ordinances affecting the Demised Premises and the Protective Covenants.   Any
and all permitted signs shall be installed, maintained and removed by Tenant at Tenant's sole expense.

         14.     [INTENTIONALLY OMITTED]

         15. Governmental Regulations. Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances and regulations of all applicable governing authorities relating to all or any part of the Demised Premises, ordinary as well as extraordinary, or to the use or manner of use of the Demised Premises or to the Common Area. In the event that such law, ordinance or regulation requires a renovation, improvement or replacement to the Demised Premises, then Tenant shall be required to make such renovation, improvement or replacement at Tenant's sole cost and expense only to the extent such law, ordinance or regulation is applicable because of Tenant's particular use of the Demised Premises, and is not generally applicable to the Building. In addition, if the renovation, improvement or replacement is required to comply with a law, ordinance or regulation that was not in effect or did not require compliance at the time the Landlord's Work was performed pursuant to Section 17 (and not because of the particular use of the Building by a particular tenant), then the cost of such renovation, improvement or replacement shall be amortized on a straight-line basis over the useful life of the item in question, as determined by generally accepted accounting principles consistently applies, to the extent applicable, or as otherwise reasonably determined by Landlord, and Tenant shall be obligated to pay for the portion of such costs attributable to the remainder of the Term, including any extensions thereof. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises.

         16.     Environmental Matters.

                 (a)      For purposes of this Lease:

                          (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                          (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

                          (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

                 (b) Landlord represents that, except as set forth in that certain Phase I Environmental Site Assessment Update Baker Ranch Property and Phase II Environmental Site Assessment Baker Ranch Property Prepared by Earth Tech Dated June 6, 1996 and July 22, 1996, a copy of which has been delivered by Landlord to Tenant (i) Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises or the Common Area and
(ii) to Landlord's actual knowledge, no Hazardous Substances are present on or under the Land or the Common Area as of the Lease Date.

                 (c) Tenant represents that all its activities on the Demised Premises or the Project during the course of this Lease will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws and relating to or affecting in any way the Demised Premises. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws affecting in any way the Demised Premises.
Tenant warrants that it will obtain all such permits, licenses or approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises. Landlord warrants that it will obtain all permits, licenses or approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for performance by Landlord of the Landlord's Work.

                 (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept, stored or used in or about the Demised Premises, the Building, or the Project, except in accordance with the provisions of this Lease. The consent of Landlord shall not be required for the use at the Demised Premises of either (i) cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant, at the Demised Premises, in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises or (ii) de minimis quantitites (i.e., not more than one gallon) of Hazardous Substances which are used by Tenant for testing purposes to ascertain the feasibility of requesting use of such Hazardous Substance as an Additional Hazardous Substance (as hereinafter defined) and not for use in the conduct of the business of Tenant at the Demised Premises. Furthermore, Landlord acknowledges and agrees that any Hazardous Substances which are listed on Exhibit "H" attached hereto and incorporated herein may be used by Tenant at the Demised Premises without the consent of Landlord (but subject to compliance by Tenant with any conditions or restrictions set forth in said Exhibit "H") and are hereinafter referred to collectively as the "Permitted Hazardous Substances". So long as the use of the Additional Permitted Hazardous Substances is not prohibited under Section 1(l) of this Lease or subsection (f) of this Section 16, Tenant shall have the right, without the prior consent of Landlord, to add to the list of Permitted Hazardous Substances such additional Hazardous Substances ("Additional Permitted Hazardous Substances") as Tenant deems necessary to conduct the Primary Use, subject to compliance with all the requirements of this Section 16. Prior to using any Additional Permitted Hazardous Substances in the Demised Premises, Tenant shall notify Landlord in writing of the nature of such Additional Permitted Hazardous Substances and shall, at the expense of Tenant, cause to be prepared an environmental management plan (the "Plan"), for the Additional Permitted Hazardous Substances, by either (i) an employee of Tenant whose qualifications to prepare the Plan must be reasonably acceptable to Landlord or (ii) an environmental consultant reasonably to Landlord (as applicable, the "Environmental Consultant"). Such Plan shall detail the steps which Tenant must take to be in compliance with all applicable Environmental Laws and to handle the Additional Permitted Hazardous Substances in a safe and prudent manner. Tenant agrees that Tenant will use the Additional Permitted Hazardous Substances strictly in accordance with the Plan. Landlord shall have the right (at the expense of Landlord except as hereinafter expressly provided), upon giving two business days prior written notice to Tenant, to cause the an environmental consultant (which will be the Environmental Consultant unless such person is an employee or affiliate of Tenant) to inspect the Demised Premises semi-annually for the purpose of ascertaining compliance with the Plan. Landlord shall provide to Tenant any written report delivered to Landlord by its environmental consultant as a result of any such inspection. If, on the basis of such written compliance report, it is determined that Tenant has failed to comply in any material respect with the Plan, Tenant shall be responsible for reimbursing Landlord for the fees and expenses of its environmental consultant actually incurred by Landlord (in addition to all other duties and responsiblilities of Tenant under this Section 16 which may relate to the non-compliance with the Plan).

                 (2) Except for the Permitted Hazardous Substances and the Additional Permitted Hazardous Substances, if any, Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises without the written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned; provided that such additional Hazardous Substances may not violate the prohibitions of subsection (f) of this
Section 16 or result in a Permitted Use which violates the conditions in
Section 1(l). Landlord agrees that in connection with a use of the Demised Premises other than the Primary Use, the Permitted Hazardous Substances and the Additional Permitted Hazardous Substances may be expanded to include other Hazardous Substances, in the manner hereinafter provided in this subsection
(d). If Tenant or any permitted assignee or subtenant desires to use or keep at the Demised Premises a Hazardous Substance which is not then a Permitted Hazardous Substance or Additional Permitted Hazardous Substance, Tenant shall notify Landlord in writing of the additional Hazardous Substance and the manner in which it will be used or kept at the Demised Premises. Landlord shall have the right, for a period of ten (10) business days after receipt of such notice from Tenant, to specify to Tenant such conditions and requirements, if any, which would be considered reasonable and customary in the judgment of a prudent landlord at a facility comparable to the Demised Premises, such as, by way of example, installation of containment areas, for the use and handling of the additional Hazardous Substance at facilities comparable to the Demised Premises. Tenant shall have the right, for a period of ten (10) business days following receipt of such notice from Landlord, to advise Landlord whether or not Tenant is willing to comply with the conditions and requirements so specified by Landlord. If Tenant agrees to comply with the conditions, Landlord shall have no right to withhold its consent to use by Tenant (or the permitted assignee or subtenant, as applicable) at the Demised Premises of the additional Hazardous Substance in the manner agreed to by Tenant. If Tenant (or the permitted assignee or subtenant, as applicable) is unwilling to comply with the requirements or conditions and requirements, Landlord shall be entitled to withhold its consent to use of the additional Hazardous Substance at the Demised Premises. Notwithstanding any of the foregoing provisions of this subsection (d)(2), Landlord shall not be required to consider or consent to (1) any use at the Demised Premises of any Hazardous Substance which will be the primary or a principal product of the business to be conducted at the Demised Premises or will otherwise be stored or present at the Demised Premises in bulk quantities (except to the extent such storage involves a Permitted Hazardous Substance or an Additional Permitted Hazardous Substance and is necessary in connection with the Primary Use) or (2) any proposed use of the Demised Premises which is primarily the use, storage or processing of Hazardous Substances. Tenant agrees that all Permitted Hazardous Substances shall be used by Tenant in the Demised Premises in compliance with Environmental Laws.

                 (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or its agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

                 (f) Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; (ii) discharge Hazardous Substances into the storm sewer system serving the Building; or (iii) install any underground storage tank or underground piping on or under the Demised Premises.

                 (g) Tenant shall and hereby does indemnify Landlord and hold and defend Landlord harmless from and against any and all reasonable expense, loss, and liability actually incurred or suffered by Landlord (with the exception of those expenses, losses, and liabilities arising from Landlord's or its agents', employees' or contractors' negligence or willful act or omission), by reason of Tenant's storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant's breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant's failure to comply therewith; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises as a result of a failure by Tenant to comply with this Section 16 or Environmental Laws; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances which are present at the Demised Premises as a result of a failure by Tenant to comply with this Section 16 or Environmental Laws; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant's failure to comply with Environmental Laws; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing items (i) through (v). The indemnity contained herein shall survive the termination or expiration of this Lease. Notwithstanding the foregoing, Tenant shall have the right and obligation to undertake and perform all such studying, remedying, removing, disposing or otherwise addressing any Hazardous Substances which are the responsibility of Tenant under this subsection (g), and Landlord shall not perform such acts unless (x) Tenant is required by this Section 16 to perform such acts, and (y) Tenant has failed or refused to perform such acts after having been given written notice by Landlord and having had reasonable opportunity to perform such acts.

                 (h) Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all reasonable expense, loss and liability actually incurred or suffered by Tenant as a result of Landlord's breach of Section 17(b), or by reason of storage, generation, handling, treatment, transportation or disposal or arrangement for transportation or disposal of any Hazardous Substances upon or within the Demised Premises by Landlord, its agents, employees or contractors. For purposes of such indemnity, Tenant's permissible expenses shall include only (A) any and all reasonable expenses which Tenant may actually incur to comply with any Environmental Laws, (B) any and all reasonable expenses which Tenant may actually incur in studying or remedying any Contamination, (C) any and all reasonable costs which Tenant may actually incur in studying, removing, disposing at the Demised Premises or otherwise addressing any Hazardous Substances at the Demised Premises, (D) any and all fines, penalties or other sanctions assessed upon Tenant, and (E) any and all reasonable legal and reasonable professional expenses which Tenant may actually incur in connection with the foregoing items (A) through (E). Notwithstanding the foregoing, Landlord shall have the right and obligation to undertake and perform all such studying, remedying, removing, disposing or otherwise addressing any Hazardous Substances which are the responsibility of Landlord under this subsection (h), and Tenant shall not perform such acts unless (x) Tenant is specifically required by Environmental Laws to perform such acts, and (y) Landlord has failed or refused to perform such acts after having been given written notice by Tenant and having had reasonable opportunity to perform such acts.

                 (i) Landlord shall have the right, but not the obligation, to enter the Demised Premises at reasonable times throughout the Term, after forty-eight (48) hours prior written notice to Tenant, to audit and inspect the Demised Premises for Tenant's compliance with this Section 16.

         17.     Construction of Demised Premises.

                 (a) Within ten (10) days after the Lease Date, Landlord shall prepare, at Landlord's sole cost and expense, and submit to Tenant a set of plans and specifications and/or construction drawings (collectively, the "Plans and Specifications") based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit "D" attached hereto and incorporated herein, covering all work to be performed by Landlord in constructing the Building and interior improvements for the Demised Premises. Tenant shall have five (5) calendar days to approve the Plans and Specifications. A failure of any proposed plans or specifications to conform to Exhibit "D" shall be a proper basis for disapproval. Any subsequent changes to said Plans and Specifications requested by Tenant shall be subject to Landlord's written approval, and any resulting increases or decreases in the scope of work with respect to Landlord's work may (subject to the limitations in Section 4.1 hereof) be taken into account in calculating the total cost of Landlord's Work (as hereinafter defined). The work contemplated by the Plans and Specifications (the "Landlord's Work") will be performed by Kajima Construction Services, Inc. ("General Contractor") under the terms of a contract ("Construction Contract") between Landlord and General Contractor. The fee to the General Contractor will not exceed five percent (5.0%) of the total amount of the Construction Contract and the cost of the General Conditions for the Construction Contract will not, in the aggregate, exceed $50,000.00. The Construction Contract will require the General Contractor to obtain at least two bids for each subcontract, from qualified subcontractors. Tenant will be allowed to specify one qualified subcontractor for each subcontract, who must be allowed to submit a bid to the General Contractor before a subcontract is awarded. Before executing the Construction Contract, Landlord will submit the cost breakdown to Tenant for review.

                 (b) Landlord shall, subject to the occurrence of Permitted Delay (as defined in Section 18), use reasonable diligence to achieve Partial Completion and Substantial Completion (as defined in subsection (g), below) of Landlord's Work, at Landlord's sole cost and expense, and have the Demised Premises ready for occupancy in the manner and on or before the dates hereinafter specified. In the event Landlord fails to achieve Partial Completion by May 15, 1997, as extended by Permitted Delay, or in the event Landlord fails to achieve Substantial Completion by June 15, 1997, as extended by Permitted Delay, then, in either such event, this Lease shall remain in full force and effect and the Lease Commencement Date, the Base Rent Commencement Date, and the Expiration Date shall be postponed one day for each day that either Partial Completion or Substantial Completion is delayed, until the Demised Premises are Substantially Complete. Notwithstanding the provisions of this Section 17(b), (i) in the event that Landlord is unable to Substantially Complete the Demised Premises for occupancy by Tenant on or before August 16, 1997, as extended by Permitted Delay, then, provided Tenant has not exercised its right to terminate this Lease pursuant to part (ii) of this sentence, Base Rent shall automatically be abated following the ultimate Base Rent Commencement Date one day for each day Substantial Completion is delayed beyond August 16, 1997, as extended by Permitted Delay, up to a maximum of forty-five (45) days, and (ii) irrespective of Permitted Delay, if Landlord fails to achieve Substantial Completion by October 1, 1997 (but subject to extension beyond October 1, 1997 for Tenant Delay and no other reason), Tenant shall have the right, at its option and as its sole and exclusive remedy, to terminate this Lease by written notice to Landlord given within ten (10) days following said date (provided that Substantial Completion has not occurred prior to Landlord's receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further rights or obligations hereunder except as expressly provided herein to the contrary. Promptly following any such termination by Tenant hereunder, Landlord shall return the Pre-Paid Rent to Tenant.

                 (c) Upon Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the improvements within the Demised Premises. After such punchlist is prepared and agreed upon in writing by Landlord and Tenant ("Punchlist"), with each of Landlord and Tenant acting reasonably and in good faith, Landlord shall in accordance with the terms of this Lease (i) within thirty (30) calendar days thereafter complete such incomplete work and remedy such nonconforming or defective work as is set forth on the Punchlist, in accordance with the Plans and Specifications, and which are of such a nature that completion thereof is reasonably practicable within thirty (30) days and (ii) complete all remaining items on the Punchlist with due diligence and within a time period, as to each particular item, which is reasonable, giving due regard for the nature of the work to be performed.

                 (d) Upon acceptance of the Demised Premises by Tenant, Tenant shall execute and deliver to Landlord a letter of acceptance confirming that the Lease Commencement Date and Base Rent Commencement Date, and Expiration Date remain as set forth in Section 1, or if revised pursuant to the terms hereof, setting forth such dates as so revised. Within thirty (30) calendar days after Substantial Completion, Landlord shall deliver to Tenant a written certification of Landlord's architect (the "Architect") of the square footage contained in the Demised Premises and the Building, based on measurement from the face of the exterior walls of the Building and the centerline of any interior demising walls. The square footage so certified by the Architect shall, except as hereinafter provided, conclusively determine the Demised Premises Square footage and the Building Square Footage for all purposes under this Lease, including, without limitation, calculation of Base Rent, Monthly Base Rent Installments and Tenant's Operating Expense Percentage. For a period of ten (10) calendar days after receipt of the certification from the Architect, Tenant shall have the right, at the expense of Tenant, to cause another architect or engineer to perform a second measurement of the Demised Premises and the Building for the the purpose of verifying the measurement by the Architect. If the measurement by Tenant's architect shows square footage for the Demised Premises or the Building which is more than 1.0% less than the amounts certified by the Architect, Landllord and Tenant shall attempt in good faith to resolve the discrepancy for a period of five (5) business days. If Landlord and Tenant are unable to resolve the discrepancy during such period, Landlord shall appoint a third architect, who must be reasonably acceptable to Tenant, to certify the square footage of the Building and the Demised Premises, and such certification shall conclusively determine the Demised Premises Square footage and the Building Square Footage for all purposes under this Lease, including, without limitation, calculation of Base Rent, Monthly Base Rent Installments and Tenant's Operating Expense Percentage. The Monthly Base Rent Installments shall be adjusted on the basis of the square footage of the Demises Premises, as determined in accordance with the foregoing, using the following amounts for calculation:

      Lease Years 1-5           $0.63 per square foot per month

      Lease Years 6-10          $0.70 per square foot per month

                 (e) Tenant shall have the right, upon the occurrence of Partial Completion to enter the Demised Premises in order to install racking and otherwise prepare the Demised Premises for occupancy. In connection with such entry, (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (ii) Tenant shall not interfere with Landlord's completion of the Demised Premises and (iii) Tenant shall not begin operation of its business. In addition, Tenant shall be entitled to store certain of its equipment in those portions of the Demised Premises designated by Landlord in writing prior to said storage; provided, however, that Tenant shall store such equipment in such a manner and in such locations as to minimize interference with Landlord's completion of the improvements within the Demised Premises. Tenant does hereby expressly acknowledge and agree that its storage of said equipment in the Demised Premises shall be at Tenant's sole risk, cost and expense, and that Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Tenant does hereby further agree to indemnify, defend (with counsel reasonably acceptable to Landlord), and hold harmless Landlord and its employees, officers, directors, agents and contractors from and against any and all claims, liabilities, losses, actions, causes of action, demands, costs and expenses (including, without limitation, attorneys' fees at the trial and appellate levels) of any and every nature arising out of or in any way relating to Tenant's storage of said equipment as provided herein.

                 (f) For purposes of this Lease, the term "Substantial Completion" shall mean completion of construction of the Demised Premises in accordance with the Plans and Specifications, subject only to Punchlist items established pursuant to Section 17(c), so that Tenant can lawfully occupy and conduct its business at the Demised Premises, as evidenced by the delivery by Landlord to Tenant of a certificate of occupancy (or temporary certificate of occupancy or its equivalent) for the Demised Premises issued by the appropriate governmental authority. In the event Substantial Completion is delayed because of Tenant Delay (as defined in Section 18), then Substantial Completion shall, for the purpose of establishing the Lease Commencement Date, be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant Delay. For purposes of this Lease, the term "Partial Completion" shall mean completion of Landlord's Work to the following extent: sufficient completion of the warehouse to allow Tenant to commence, subject to compliance by Tenant with applicable law, installation of racking and other improvements within a leak-free interior. Notwithstanding the provisions of this Section 17, Landlord shall provide Tenant with at least fifteen (15) days prior written notice of the anticipated date of Substantial Completion, and the Lease Commencement Date shall not occur prior to the expiration of such fifteen (15) day period.

         18.     Delay.

                 (a) With respect to the provisions (collectively "Construction Provisions") of this Lease which govern (i) construction of the Demised Premises and (ii) restoration of the Demised Premises after the occurrence of a casualty or Taking (as defined in Section 21), neither Landlord nor Tenant shall be liable to the other nor shall either be deemed to be in default under this Lease for any failure or delay in performance of such party's obligations if and only to the extent such failure or delay is caused by any "Permitted Delay", as defined in this Section 18, and subject in each instance to all the requirements of this Section 18. Unless this Lease specifically provides otherwise, any such performance or time for performance shall be extended for the period of any Permitted Delay, provided the party claiming the benefit of the Permitted Delay adheres to the requirements of this
Section 18.

                 (b) An event or occurrence constituting a Permitted Delay shall include any of the following (provided, however, that the events set forth in the following subsections (i), (ii) and (iii) shall not constitute a Permitted Delay for Tenant nor extend the Lease Commencement Date):

                          (i) any act or neglect of Tenant or of any contractor or representative or employee employed or controlled by Tenant to the extent actually causing a delay in performance by Landlord of its obligations under this Lease;

                          (ii) any failure of Tenant to provide Landlord with any required documents, specifications, consents or approvals within the time limitations set forth in this Lease;

                          (iii) any Tenant Change Order or Change Order required by any governmental authority as a result of a Change Order requested by Tenant which provides for an extension of time for performance by Landlord (the events described in the foregoing (i), (ii) and (iii) are sometimes referred to collectively as "Tenant Delay");

                          (iv) confiscation or requisitioning of facilities or inability to secure materials or labor solely as a result of a strike or labor shortage, or an act, order or regulation of any governmental authority;

                          (v) civil disturbances or acts of declared or undeclared war or the public enemy;

                          (vi)    casualty or condemnation;

                          (vii)   floods or earthquakes; and

                          (viii)  adverse weather conditions.

                 (c) The party claiming a Permitted Delay shall endeavor to use reasonable efforts to perform in spite of the Permitted Delay; provided that such reasonable efforts shall not require the incurring of any additional expense or liability.

                 (d) This Section 18 shall apply only to the Construction Provisions and no other provision of this Lease.

                 (e) In the event Landlord alleges that a Tenant Delay exists, Landlord shall give Tenant written notice of such alleged Tenant Delay and no Tenant Delay shall be deemed to exist until such time as (i) Landlord shall have given such notice, and (ii) Tenant shall have failed to cure such alleged Tenant Delay within one (1) day thereafter.

         19. Tenant Alterations and Additions. Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant Change"), without first obtaining on each occasion Landlord's prior written consent; provided, however, that Tenant shall have the right, without the prior written consent of Landlord, to make Tenant Changes which are nonstructural and which require an expenditure of less than $10,000.00 for any one Tenant Change and less than $50,000.00 in the aggregate over the Term. As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld. For Tenant Changes which do not require the prior written approval of Landlord, Tenant shall nevertheless give prompt written notice to Landlord of such Tenant Change and provide such information and documentation as may be reasonably necessary for Landlord to ascertain that the Tenant Change does not require prior approval by Landlord; Landlord shall have the right, at any time within fifteen
(15) calendar days after receipt of all such information and documentation, to give written notice ("Removal Notice") to Tenant that such Tenant Change must be removed at the end of the Term. All Tenant Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with good quality, newmaterials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant Changes. If Landlord at the time of giving its approval to any Tenant Change notifies Tenant that approval is conditioned upon restoration, then upon written request of Landlord, Tenant shall, at its sole cost and expense and upon the termination of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant Change. Any Tenant Change which does not require the prior written approval of Landlord, but as to which a Removal Notice was given, must be removed at the end of the Term and the Demised Premises shall likewise be restored to its condition prior to such Tenant Change. No Tenant Change shall be structural in nature or impair the structural strength of the Building. Tenant shall pay the full cost of any Tenant Change and, with respect to any single Tenant Change having a cost in excess of $50,000.00, shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Whether or not Landlord has required removal of any one or more Tenant Changes, Tenant shall have the right, so long as no Event of Default has occurred and is then continuing, to remove all Tenant Changes prior to the end of the Term, at the expense of Tenant, and restore the Demised Premises to the condition in which it existed prior to the Tenant Change which is so removed, normal wear and tear excepted. With respect to any Tenant Change, whether or not requiring Landlord's prior written approval, Landlord shall have no duty or obligation to make any replacement or repair thereto, whether pursuant to
Section 10 of this Lease or otherwise, as whether interior or exterior, structural or nonstructural, ordinary or extraordinary or a required to comply with any law.

         20.     Fire and Other Casualty.

                 (a) If the Demised Premises are damaged or destroyed by fire or other casualty, Landlord shall, subject to the limitations in subsection (b) of this Section 20, promptly and diligently proceed to repair, rebuild or replace the Demised Premises, so as to restore the Demised Premises to the condition in which the Demised Premises existed immediately prior to such damage or destruction; if Landlord carries on any restoration or repair at the Demised Premises pursuant to this Section 20 and Tenant continues to occupy any other portion of the Demised Premises, Landlord shall take all such steps as may be reasonable and practicable to prevent interference with Tenant's use and enjoyment of the portion of the Demised Premises which Tenant continues to occupy. Landlord shall perform its obligations under this Section 20 in a manner which will achieve restoration of any damage as soon as practicable, giving due regard to the nature and scope of the damage, subject to the occurrence of Permitted Delay.

                 (b) Any provision of this Section 20 to the contrary notwithstanding, if either (i) the Demised Premises are damaged or destroyed by an earthquake at a time when Earthquake Coverage is not in effect and Landlord fails or elects not to give written notice to Tenant, within thirty (30) calendar days after occurrence of the earthquake, that Landlord intends to restore the Demised Premises notwithstanding the absence of Earthquake Coverage, (ii) all or any portion of the Demised Premises is damaged by fire or other casualty and the time period reasonably determined by Landlord to be required for the actual restoration or repair of the Demised Premises will exceed nine (9) months from the date the casualty occurs or (iii) the Demised Premises is damaged by fire or other casualty within twelve (12) months preceding the end of the Term (which includes any renewal of the Term then properly exercised by Tenant) to an extent exceeding twenty-five percent (25%) of the then current value of the Demised Premises, then either Landlord or Tenant shall have the right, to be exercised by giving written notice to the other (which notice shall set forth with specificity the basis for giving the notice) within thirty (30) days after the occurrence of the casualty, to terminate this Lease. Termination shall be effective on a date specified in the written notice, which date shall be not less than thirty (30) nor more than sixty (60) days after the date the notice is given. Upon such termination, the term of this Lease shall end as if the date of termination were the date originally specified for expiration of the Term.

                 (c) Any Mortgage must expressly acknowledge that the provisions of this Section 20 shall govern in the event of any inconsistency between the Mortgage and this Section 20 with respect to restoration of the Demised Premises after a casualty and application of insurance proceeds.

                 (d) If a casualty prevents Tenant from fully occupying the Demised Premises, Base Rent shall abate, for so long as such full occupancy is prevented, in proportion to the amount of the Demised Premises which is not reasonably usable by Tenant as a result of the casualty; provided that if the casualty occurred as a result of the act or negligence of Tenant, there shall be no such abatement.

         21.     Condemnation.

                 (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use ("Taking"), or if a Material Portion of the Demised Premises (as hereinafter defined) is acquired in a Taking, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive. A Taking shall have acquired a "Material Portion of the Demised Premises" if the Taking:

                          (i)     affects any portion of the Demised Premises
within the Building; or

                          (ii)    materially and adversely affects access to
the Land or the Building.

                 (b) If less than a Material Portion of the Demised Premises is affected by a Taking, Landlord, to the extent of the award it receives, shall restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the Taking, and there shall be a pro rata equitable adjustment to the Base Rent based on loss of use of the Demised Premises as a result of the Taking.

                 (c) Except as hereinafter expressly provided to the contrary, Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures and machinery, the unamortized value of any Tenant Change or other improvements installed by Tenant, at its expense, in the Demised Premises in accordance with this Lease and moving expenses.

         22.     Tenant's Default.

                 (a) The occurrence of any one or more of the following events shall constitute an event of default (herein referred to as an "Event of Default") of Tenant under this Lease:

                          (i)     if Tenant fails to pay Base Rent or any
Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after receipt of written notice from Landlord of such failure; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, the provisions of California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature);

                          (ii)    Tenant fails to take possession of the
Demised Premises on the Lease Commencement Date (or within a reasonable time thereafter);

                          (iii)   if Tenant permits to be done anything (except
Landlord's Work and any other work at the Demised Premises which Landlord is required to perform pursuant to this Lease) which creates a lien upon the Demised Premises and fails either (A) to discharge, (B) bond such lien, or (C) post security with Landlord reasonably acceptable to Landlord, within thirty
(30) days after receipt by Tenant of written notice thereof from Landlord;

                          (iv)    if Tenant violates the provisions of Section
30 of this Lease by attempting to make an unpermitted assignment or sublease;

                          (v)     if Tenant fails to maintain in force all
policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure;

                          (vi)    if any petition is filed by or against Tenant
or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within ninety (90) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

                          (vii)   if Tenant becomes insolvent or makes a
transfer in fraud of creditors or makes an assignment for the benefit of creditors;

                          (viii)  if a receiver, custodian, or trustee is
appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within ninety (90) days following the date of such appointment; or

                          (ix)    if Tenant fails to perform or observe any
other term of this Lease and such failure shall continue for more than thirty
(30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to criminal prosecution for violation of any law, rule, ordinance or regulation or causes, or would result in a default under any mortgage or other Permitted Encumbrance.

                 (b) Upon the occurrence of any one or more Events of Default, Landlord, without any demand or notice whatsoever (except as expressly required in this Section 22) shall have the immediate right to pursue the following remedies (all of which shall be cumulative and in addition to any other remedies available to Landlord at law or in equity):

                          (i)     Landlord may terminate this Lease by giving
Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term, and all rights of Tenant under this Lease and in and to the Demised Premises shall expire and terminate and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender Landlord shall have the right, upon prior notice and only to the extent permitted by law, to enter upon and take possession of the Demised Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

                          (ii)    In addition to any other remedies available
to Landlord at law or in equity under applicable law (including, without limitation, the remedies of California Civil Code Section 1951.4 and any successor statute or similar law), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord, without duplication, for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease including, but not limited to, to the extent permitted under applicable law, attorneys' fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Demised Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, alterations and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of the cost of any Change Orders amortized in accordance with
Section 18(a) or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Term. As used in Subsection 22(b)(ii)(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate (as defined in Section 31). As used in Subsection 22(b)(ii)(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                          (iii)   If permitted by applicable law, Landlord will
also have the right, with or without terminating this Lease, to re-enter the Demised Premises and remove all persons and property from the Demised Premises; such property may be removed and stored in a public warehouse or elsewhere. No re-entry or taking possession of the Demised Premises by Landlord pursuant to this Subsection 22(b)(iii) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

                          (iv)    Landlord has the remedy described in
California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, upon the occurrence of an Event of Default and abandonment of the Demised Premises by Tenant or in the event that Landlord elects to re-enter the Demised Premises or takes possession of the Demised Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Demised Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Demised Premises in connection with such reletting. If Landlord elects to relet the Demised Premises, then rents received by Landlord from such reletting will be applied; first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the reasonable cost of any alterations and repairs to the Demised Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

                          (v)     If an Event of Default occurs as a result of
a failure by Tenant to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or as a result of a failure by Tenant to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all reasonable sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant.

                          (vi)    Pursue such other remedies as are available
at law or in equity.

                 (c) If this Lease shall terminate as a result of or while there exists a default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

                 (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

                 (e) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

                 (f) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

                 (g) No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default (except as to acceptance by Landlord of payment in full of all Base Rent and Additional Rent past due at the time of such acceptance). No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

                 (h) The rights granted to Landlord in this Section 22 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Base Rent, Additional Rent or damages accruing to Landlord by reason of any Event of Default. If an Event of Default shall occur and be continuing, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses. Other than in connection with a claim arising from the negligence or intentional misconduct of Landlord, its employees, agents, contractors or representatives, if Landlord shall be made a party to any litigation commenced against Tenant as a result of this Lease, Landlord's ownership of the Demised Premises or the relationship of Landlord and Tenant arising by virtue of this Lease, Tenant shall pay all reasonable costs and reasonable attorneys' fees incurred by Landlord in connection with such litigation. Notwithstanding anything to the contrary contained herein, in the event any third party prevails in any action to which Landlord is made a party and it is ultimately determined that there was no negligence or intentional misconduct on the part of Landlord, its employees, agents or contractors, Tenant shall pay all reasonable costs and reasonable attorneys' fees incurred by Landlord in connection with such litigation.

                 (i) Nothing contained in this Lease will relieve Landlord of any obligation which Landlord may have under the laws of the state of California to mitigate its damages resulting from an Event of Default.

         23. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises during Tenant's normal business hours for the purposes of inspecting the Demised Premises, ascertaining Tenant's compliance with this Lease, curing any Event of Default and making any repairs required to be performed by Landlord; provided that, except in the case of an emergency, Landlord shall give Tenant forty-eight (48) hours prior written notice of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right, upon giving forty-eight (48) hours prior written notice to Tenant, to enter the Demised Premises (excluding, however, any portions thereof containing not greater than 400__ square feet designated by Tenant to Landlord in advance as a room or area containing proprietary information) during Tenant's normal business hours to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant.

         24.     Mortgagee's Rights.

                 (a) Except as provided in Subsection (b), below, this Lease will automatically be superior to any "Mortgage". The term "Mortgage", as used in this Lease, shall mean any and all mortgages, deeds to secure debt, deeds of trust, or other instruments creating a lien or conveying a security title at any time and from time to time, granted by Landlord and affecting or encumbering the title of Landlord to the Demised Premises or this Lease. The term "Mortgagee" refers to the holder of the Mortgage. Landlord shall have no right to grant to any Mortgagee in any Mortgage any rights which, if exercised, would violate the obligations of Landlord or the rights of Tenant under this Lease. With respect to any Mortgage which is subordinate to this Lease, any person who becomes the holder of the interest of the Landlord by virtue of foreclosure of the Mortgage shall be subject to and bound by all the provisions of this Lease.

                 (b) If a Mortgagee desires for this Lease to be subordinate to its Mortgage, Tenant agrees that it shall subordinate this Lease by execution and delivery of the Subordination, Non-Disturbance and Attornment Agreement attached to this Lease as Exhibit "E" and by this reference made a part hereof; provided, however, that to be effective such Agreement must be fully executed by all parties thereto and properly recorded in the real estate records of Orange County, California; until such full execution and recording occurs, no subordination of this Lease to any Mortgage will be effective. Tenant hereby waives its rights, if any, under applicable law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale under any Mortgage.

         25. Estoppel Certificate. Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best knowledge of the signer of such certificate, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure of which the signer may have knowledge, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, (v) and as to such additional matters as may be reasonably requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale- leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises. The estoppel certificate may not contain any provision which would cause Tenant to accept or acknowledge any amendment of any provision of this Lease.

         26. Landlord Liability. No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises, except for obligations which may have theretofore accrued. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, of Landlord shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Building. Notwithstanding the foregoing provisions of this Section 26, Industrial Developments International, Inc. (but not its officers, directors, shareholders, partners or principals) shall be personally liable with respect to Landlord's Warranty, and only Landlord's Warranty, during the Warranty Period, and shall not grant a security interest in, nor assign or convey any of its ownership of, the Demised Premises prior to Substantial Completion thereof.

         27. Notices. Any notice or payment required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, to be mailed by registered or certified mail, return receipt requested, or (iii) delivered by overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) of the Basic Lease Provisions (as the same may be changed to another address in the Continental United States by giving written notice of the change not less than ten (10) days prior to effective date of the change); provided, however, that the time period allowed for a response to any notice so given shall not commence until the date of actual receipt of the notice. Refusal to accept delivery or inability to deliver as a result of a change of address as to which no notice was properly given shall be deemed receipt.

         28. Broker. Neither Landlord nor Tenant has engaged any brokers who would be entitled to any commission or fee based on the execution of this Lease, other than as set forth in Section 1(o) (the "Broker"), who shall be paid by Landlord pursuant to separate agreement. Further, neither Landlord nor Tenant have had any conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises to Tenant. Landlord and Tenant hereby indemnify each other against and from any claims for any brokerage commissions (except the commission payable to the Broker, which is payable by Landlord) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

         29.     Assignment and Subleasing.

                 (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent shall not be unreasonably, withheld, delayed or conditioned withheld in the absolute discretion of Landlord. In making a determination to grant or withhold such consent, Landlord shall be entitled to consider the creditworthiness of the proposed assignee or sublessee, the nature of the use of the Demised Premises contemplated by the proposed assignee or sublessee (to the extent such use amends or alters the Permitted Use then in effect) and whether or not the proposed use will materially increase wear and tear on the Demised Premises. Landlord shall never be required to consent to any proposed use involving heavy manufacturing or having as its primary use chemical processing. In addition, if the intended use by the proposed assignee or sublessee involves in any way different amounts or types of Hazardous Substances than the Hazardous Substances then being used or stored by Tenant at the Demised Premises, in accordance with Section 16 of this Lease, at the time of the proposed assignment or sublease, and if such different or additional Hazardous Substances create, in the judgment of Landlord (which may not be exercised arbitrarily or capriciously) an increased risk of Contamination at the Demised Premises, Landlord shall be unconditionally entitled to withhold consent of the proposed assignment or sublease in its absolute discretion. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease.

                 (b) Notwithstanding subsection (a) of this Section 29, provided that no Event of Default has occurred and is then continuing, Tenant shall have the right, upon thirty (30) days prior written notice to Landlord,
(i) to sublet all or part of the Demised Premises to any entity which is the parent of Tenant or which is a direct or indirect wholly-owned subsidiary of I-Flow Corporation (any of such entities being herein called an "I-Flow Affiliate"); or (ii) to assign this Lease (x) to an I-Flow Affiliate or to (y) a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property, provided that, with respect to an assignment pursuant to (ii)(y), such successor corporation assumes substantially all of the obligations and liabilities of Tenant and, after such transaction, shall have stockholder equity at least equal to the total stockholder equity of Tenant immediately prior to the merger, as determined by generally accepted accounting principles. With respect to any assignment, Tenant shall provide in its notice to Landlord such information as may be reasonably required by Landlord to determine that the requirements of this subsection (b) have been satisfied.

                 (c) If Tenant should desire to assign this Lease or sublet the Demised Premises (or any part thereof), Tenant shall give Landlord written notice no later than fifteen (15) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) a detailed description of the intended use of the Demised Premises by the proposed assignee or sublessee, with particular detail regarding any Hazardous Substances which will be used in any manner at the Demised Premises; (iii) the amount and location of the space within the Demised Premises proposed to be so subleased, (iv) the proposed effective date and duration of the assignment or subletting, and (v) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.

                 (d) Landlord shall have a period of ten (10) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; or (ii) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises; any such refusal shall state with reasonable specificity the reasons for the refusal. If Landlord should fail to notify Tenant in writing of such election within the aforesaid fifteen (15) day period, Landlord shall be deemed to have consented to such assignment or sublease. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs actually incurred by Landlord in connection with any requested assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

                 (e) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 30 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Demised Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option to take over any sublease of the Demised Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

                 (f) Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Demised Premises and any and all of Landlord's rights under this Lease. In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under this Lease (but not obligations which arise prior to transfer), and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

                 (g) If Tenant transfers or assigns this Lease or sublets the Demised Premises in whole or in part to any permitted assignee or sublessee, Landlord shall be entitled to receive, as Additional Rent, fifty percent (50%) of any "Rental Profit" (as hereinafter defined) received by Tenant. The term "Rental Profit" shall mean the amount, calculated on a per square foot basis and not on an aggregate or cumulative basis, by which (i) the total rental and other consideration (of any nature whatsoever and however characterized) paid or delivered to Tenant by an assignee of the interest of Tenant or sublessee of all or any part of the Demised Premises, for the purpose of compensating Tenant directly or indirectly for the assignment or sublease, exceeds (ii) the sum of the Monthly Base Rent Installments plus all Additional Rent paid by Tenant to Landlord pursuant to this Lease; provided, however, that Landlord shall not be entitled to receive any Rental Profit until Tenant has received an amount of Rental Profit equal to the reasonable, documented expenses ("Rental Expenses") actually paid by Tenant to a third party (but not including any overhead or other internally charged expenses of Tenant and no amount paid for tenant improvements or free rent) in connection with the assignment or subletting, including, without limitation, reasonable attorneys' fees and expenses and brokerage commissions. By way of example, if Landlord grants the required written consent to a sublease by Tenant of 10,000 square feet of the Demised Premises and the total rental and other consideration received by Tenant for the sublease equals a per annum rate of $8.80 per square foot and the per annum rate per square foot for the Annual Minimum Rent then payable by Tenant is $8.40 per square foot, the Rental Profit would be 40c. per square foot and Landlord would be entitled to received 50% of such Rental Profit concurrently with receipt of each payment by the sublessee to Tenant; provided that Rental Profit would be retained by Tenant until Tenant had fully recovered the amount of its Rental Expenses. Landlord shall be entitled to receive payment of its share of Rental Profit as and when payments are received by Tenant.

                 (h) Anything in subparagraph (a) to the contrary notwithstanding, Tenant shall have the right, without the prior written consent of Landlord, to assign the interest of Tenant under this Lease as security, for indebtedness of Tenant, subject to the condition that Tenant is simultaneously assigning substantially all of the assets of Tenant as security for the same indebtedness. Tenant shall give Landlord prompt written notice of any such assignment.

         30.     Termination or Expiration.

                 (a) No termination of this Lease prior to the Expiration Date shall affect Landlord's right to collect rent for the period prior to termination thereof.

                 (b) At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

                 (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law.

         31. Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid (i) within ten (10) days after Tenant's receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period , or (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period , Tenant shall pay a late charge equal to three percent (3%) of such past due amount. Any installment of Base Rent which is not paid within sixty (60) calendar days after the date when such rent is due shall, after such 60-day period, bear interest at the Interest Rate. The term "Interest Rate", as used in this Lease, shall mean a per annum rate of interest equal to five percent (5%) in excess of the Prime Rate (as herein defined) in effect from time to time. The term "Prime Rate", as used in this Lease, shall mean the prime rate of interest charged at the applicable time by Chase Manhattan Bank, N.A. of New York. If Chase Manhattan Bank, N.A. ceases to publish or announce the Prime Rate, Landlord shall designate a comparable reference rate.

         32. Rules and Regulations. Tenant agrees to abide by the rules and regulations set forth on Exhibit "F" attached hereto, as well as other rules and regulations reasonably promulgated by the Landlord from time to time (collectively, the "Rules and Regulations"), so long as the Rules and Regulations are uniformly enforced against all tenants of Landlord in the Building and do not diminish or impair the rights of Tenant under this Lease.

         33.     Miscellaneous.

                 (a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent and Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement, reduction, set-off, counterclaim, defense or deduction whatsoever.

                 (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                 (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

                 (d)      Time is of the essence of this Lease.

                 (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

                 (f) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

                 (g) Landlord and Tenant agree to execute, upon request of the other, a memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease.

                 (h) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

                 (i) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

                 (j) This Lease shall be interpreted under the laws of the state of California.

                 (k) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

                 (l) Landlord and Tenant agree to execute, upon request of the other, a memorandum of this Lease in recordable form, and the requesting party shall pay the costs and charges for the recording of such memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease.

         34. Lease Date. For purposes of this Lease, the term "Lease Date" shall mean the date upon which this Lease is signed by Landlord or Tenant, whichever is later.

         35. Right of Refusal. So long as no Event of Default has occurred and is then continuing, Landlord hereby grants to Tenant a right of refusal (the "Right of Refusal") to expand the Demised Premises to include any space in the Building and which Landlord intends to lease to another tenant (the "Refusal Space"), subject to the terms and conditions set forth in this Section 35.

                 (a) The term of the Right of Refusal shall commence on the day following the Lease Date and shall, subject to all the terms of this Section 35, continue thereafter throughout the Term, as it may be extended in accordance with this Lease or by agreement of Landlord and Tenant (the "Refusal Period").

                 (b) In the event that Landlord shall desire to lease the Refusal Space during the Refusal Period, Landlord shall give Tenant written notice of the base rent, and other special terms and conditions, if applicable, at which Landlord intends to offer the Refusal Space for lease; such notice is hereinafter referred to as the "Offer".

                 (c) Upon receipt of the Offer, Tenant shall have the right, for a period of five (5) business days after receipt of the Offer, to exercise the Right of Refusal by giving Landlord written notice that Tenant desires to lease the Refusal Space at the same base rent and upon the same special terms and conditions as are contained in the Offer (provided that no such special term or condition shall be of such a nature that performance thereof is impossible by Tenant by virtue of its identity or the nature of its business). If the term of the Refusal Space expires after the Term of this Lease, then (a) if such Refusal Space is contiguous to the then existing Demised Premises, the Term of this Lease shall be extended to be coterminous with the term of the Refusal Space and the Base Rent per square foot for the Demised Premises during said extension shall equal the Prevailing Market Rate and (b) if such Refusal Space is not contiguous to the then existing Demised Premises, the Term and Base Rent for the then existing Demised Premises shall not automatically be affected by Tenant's exercise of the Right of Refusal. If Tenant exercises its right to non-contiguous Refusal Space in accordance with this Section 35, and the duration of the term of the Refusal Space exceeds the duration of the Term, Tenant shall have the right and option to extend the Term to be coterminous with the term of the Refusal Space by so notifying Landlord in the written acceptance of the Offer of the Refusal Space. The extension period, between the date which would otherwise have been the original Expiration Date and the expiration of the extended Term is hereinafter referred to as the "Extension Term". If Tenant exercises such right to extend the Term for an Extension Term, the Base Rent shall, on the first day of the Extension Term, adjust to the Prevailing Market Rate and thereafter, during the Extension Term on each anniversary of the first day of the Extension Term, escalate in a manner which is consistent with the Prevailing Market Rate; provided that the Base Rent for the Extension Term shall not be less than 68.4c. per square foot per month

                 (d) If, within such five (5)-day period, Tenant exercises the Right of Refusal, then Landlord and Tenant shall enter into a lease of the Refusal Space to Tenant upon the same terms and conditions as this Lease, as modified by the terms and conditions of the Offer.

                 (e) If, within such five (5) business day period, Tenant declines or fails to exercise the Right of Refusal, Landlord shall then have the right for a period of six (6) months, to lease the Refusal Space to a third party, unrelated to and unaffiliated with Landlord, at a base rent which is at least ninety-five percent (95%) of the base rent set forth in the Offer, and without material variation of the terms and conditions of the Offer. Upon consummation of a lease of Refusal Space to a third party in accordance with this subsection (e), Landlord shall, with reasonable promptness thereafter, give written notice to Tenant, which written notice shall provide such information regarding the lease as may be necessary to enable Tenant to ascertain compliance by Landlord with the provisions of this subsection (e).

                 (f) If Landlord desires to lease the Refusal Space at a base rent of less than 95% of the base rent set forth in the Offer, if Landlord desires materially to alter or modify the terms and conditions of the Offer, or if the lease for the Refusal Space is not fully executed within six (6) months after the date on which Tenant failed or declined to exercise its Right of Refusal, Landlord shall be required to present the altered or modified Offer to Tenant, or resubmit the original Offer after expiration of such six-month period, as may be applicable, in the same manner that the original Offer was submitted to Tenant.

                 (g) The Right of Refusal shall be on-going and shall be effective at all times during the Term of this Lease, as it may be extended, subject only to the limitations hereinafter specified in this subsection (g). The Right of Refusal shall not apply to any exercise of any extension option in any lease in existence from time to time covering Refusal Space, irrespective of the terms of the extension. To the extent, if any, that Landlord may, in the future so long as this Lease remains in effect, grant to any person or entity a right of first refusal covering other space in time to time covering Refusal Space, irrespective of the terms of the extension. To the extent, if any, that Landlord may, in the future so long as this Lease remains in effect, grant to any person or entity a right of first refusal covering other space in the Building, any such right shall be subject and subordinate to the Right of Refusal.

         36. Quiet Enjoyment. Upon payment of rent by Tenant and the observance and performance of the covenants, conditions and provisions to be performed by Tenant under this Lease, Tenant shall have quiet possession of the Demised Premises for the entire Term hereof subject to all of the provisions of this Lease and the Protective Covenants.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year next to each party's signature below.


                                    LANDLORD:

                                    INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation


Date: April 14, 1997                By:     /s/ Timothy J. Gunter
                                         ---------------------------------------
                                    Name:   Timothy J. Gunter
                                         ---------------------------------------
                                    Title:  Secretary
                                         ---------------------------------------

                                    Attest: /s/ Mark T. Reed
                                         ---------------------------------------
                                    Name:   Mark T. Reed
                                         ---------------------------------------
                                    Title:  Assistant Secretary
                                         ---------------------------------------

                                           (CORPORATE SEAL)


                                    TENANT:

                                    I-FLOW CORPORATION, a California corporation


Date: April 10, 1997                By:     /s/ James J. Dal Porto
                                         ---------------------------------------
                                    Name:   James J. Dal Porto
                                         ---------------------------------------
                                    Title:  Exec VP & COO
                                         -------------------------------------

                                    Attest:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------
                                         (CORPORATE SEAL)

                               LIST OF  EXHIBITS


            Exhibit "A"  Demised Premises
            Exhibit "A-1"  Common Area
            Exhibit "B"  Land
            Exhibit "C"  Prevailing Market Rate
            Exhibit "D"  Preliminary Plans and Specifications
            Exhibit "E" Subordination, Non-Disturbance and Attornment Agreement Exhibit "F" Rules and Regulations
            Exhibit "G"  Warranties
            Exhibit "H"  Permitted Hazardous Substances


I-Flow Corporation agrees to furnish supplementally a copy of any omitted Exhibit to the Commission upon request.